                                                                     Exhibit 3.6

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                           AMERICAN BANK NOTE COMPANY
                               850 BLAIR MILL ROAD
                                HORSHAM, PA 19044
                                 (215) 837-3480
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                       SALES: J. NAPOLITANO: 212-583-5700
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                            new zip 1 KEYSTONE H83705
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              PRODUCTION COORDINATOR: MARY TARTAGLIA: 215-830-2154
                            PROOF OF OCTOBER 8, 1999
                            KEYSTONE PROPERTY TRUST
                                   H 83705 fc
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                       OPERATOR:               JW/MT/lr
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                                      Rev 3
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    NUMBER                                                      S H A R E S
                                    KEYSTONE
K
                                 PROPERTY TRUST
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A Real Estate Investment Trust organized under the laws of the State of Maryland

                                CUSIP 493596 10 0

                 SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

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THIS CERTIFIES THAT


is the owner of

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        FULLY-PAID AND NONASSESSABLE COMMON SHARES, $.001 PAR VALUE, OF
                            KEYSTONE PROPERTY TRUST

transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Declaration of Trust, as amended, and the By-Laws of the Trust, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

                               SHARE CERTIFICATE

Dated:


                             KEYSTONE PROPERTY TRUST
                                     (SEAL)
                                      1999
                                    Maryland


/s/ [ILLEGIBLE]                                          /s/ [ILLEGIBLE]

Executive Vice President and Secretary     President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
                             (NEW YORK, NEW YORK)
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

BY

                                                              AUTHORIZED OFFICER

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      The Trust will furnish to any Shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Trust is authorized to issue, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Trust or to its transfer agent.

      The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 4.9% (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Trust in excess of 9.9% (in value or number of shares) of the outstanding Shares of any class or series of Preferred Stock of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Ownership Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Trust being owned by fewer than 100 Persons; (v) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by a Disqualified Person; and (vi) no plans and certain other Persons described in or subject to the Plan Asset Regulations may own more than 24.9% of the value of any class of Shares of the Trust. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby may be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

      Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM  - as tenants in common
       TEN ENT  - as tenants by the entireties
       JT TEN   - as joint tenants with right
                    of survivorship and not as
                    tenants in common

       UNIF GIFT MIN ACT- __________Custodian___________
                           (Cust)              (Minor)

                          under Uniform Gifts to Minors

                          Act___________________________
                                       (State)

    Additional abbreviations may also be used though not in the above list.

      For value received,_______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________
|                                     |
|                                     |
|_____________________________________|_________________________________________


________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________ Common Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated _______________________________


                                              __________________________________
                                                           SIGNATURE

Signature Guaranteed

By:_____________________________________________________________________________
The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

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                           AMERICAN BANK NOTE COMPANY
                               850 BLAIR MILL ROAD
                                HORSHAM, PA 19044
                                 (215) 837-3480
              ----------------------------------------------------
                       SALES: J. NAPOLITANO: 212-583-5700
              ----------------------------------------------------
                            new zip 1 KEYSTONE H83705
              ====================================================

              ====================================================
              PRODUCTION COORDINATOR: MARY TARTAGLIA: 215-830-2154
                            PROOF OF OCTOBER 8, 1999
                            KEYSTONE PROPERTY TRUST
                                   H 83705 back
              ----------------------------------------------------
                       OPERATOR:               lr/mt
              ----------------------------------------------------
                                      Rev 1
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